Exhibit 10.10

FOURTH EXTENSION AND AMENDMENT

OF SECURED PROMISSORY NOTE

THIS AGREEMENT, made to be effective this 27th day of August, 2003, between Dorothy E. Sadler, Jill D. Sadler, and Kurt T. Sadler, the personal representatives of the Estate of William S. Sadler, deceased, and Dotronix, Inc., a Minnesota corporation.

Reference is hereby made to that Secured Promissory Note dated February 23, 2000, from Dotronix, Inc., a Minnesota corporation ( “Borrower”),  in favor of William S.  Sadler (“Lender”), in the original principal amount of One Million Dollars ($1,000,000) as amended by First, Second and Third Extensions and Amendments thereto, the Second of which previously increased principal amount of the Note to One Million Five Hundred Thousand Dollars ($1,500,000) (hereinafter, collectively referred to as the “Note”).  Capitalized terms which are used in this Fourth Extension and Amendment and which are not otherwise defined herein have the meanings assigned to them in the Note.

The parties hereby agree to amend the Note as follows:

1.                                       As a result of the death of William S. Sadler, the Borrower hereby acknowledges that the Note is now payable to Kurt T. Sadler, Jill D. Sadler and Dorothy E. Sadler, as personal representatives of the Estate of William S. Sadler, and hereby agree to substitute said personal representatives as the Lender under the Note.

2.                                       The phrase set out at the top left of the Note is amended to read “Not to exceed One Million Dollars and no/100 ($1,000,000.00).

3.                                       The dollar amount set forth in the first paragraph of the Note is amended to read
One Million Dollars and no/100 ($1,000,000.00).

4.                                       The date set forth in (i) in the first paragraph of the Note is amended to read
November 30, 2003.

5.                                       The clause set forth in (ii) in the first paragraph of the Note is amended to read as

follows:      “or an earlier date on which the Loan Agreement terminates by its terms or is terminated by either party in accordance with its terms.

The Note, as amended, and this Fourth Extension and Amendment are hereby ratified and confirmed.

This Agreement is only a revision and not a novation.  Except as provided in this Agreement, all terms and conditions of the Secured Promissory Note, the Loan and Security Agreement as amended, and any other documents given in connection therewith shall remain in full force and effect.

IN WITNESS WHEREOF, the parties who signed this Agreement effective the day and year first above written.

/s/ Dorothy E. Sadler
Dorothy E. Sadler, personal representative of the Estate of William S. Sadler

/s/ Jill D. Sadler
Jill D. Sadler, personal representative of the Estate of William S. Sadler

/s/ Kurt T. Sadler
Kurt T. Sadler, personal representative of the Estate of William S. Sadler

DOTRONIX, INC.

By: /s/ Robert V. Kling

Its: Chief Financial Officer